Exhibit 99.2 Full Year and Fourth Quarter 2021 Earnings Results Presentation January 18, 2022

Results Snapshot Net Revenues Net Earnings EPS 2021 $59.45 2021 $59.34 billion 2021 $21.64 billion 4Q21 $10.81 4Q21 $12.64 billion 4Q21 $3.94 billion 1 1 ROE ROTE Book Value Per Share 2021 23.0% 2021 24.3% 2021 $284.39 4Q21 15.6% 4Q21 16.4% 2021 Growth 20.4% Annual Highlights Record net revenues, net earnings & EPS Record Asset Management net revenues 1 Highest ROE since 2007 Record Investment Banking net revenues Record Consumer & Wealth Management net revenues 2 #1 in M&A and Equity and equity-related offerings 3,4 Highest Global Markets net revenues in 12 years Record Firmwide AUS nd 2 highest Equities net revenues and record FICC financing Record Firmwide Management and other fees 1

Financial Overview

Financial Results

$ in millions, except per share amounts	4Q21	vs. 3Q21	vs. 4Q20	2021	vs. 2020
Investment Banking	$ 3,796	3%	45%	$ 14,876	58%
Global Markets	3,985	(29)%	(7)%	22,077	4%
Asset Management	2,891	27%	(10)%	14,916	87%
Consumer & Wealth Management	1,967	(3)%	19%	7,470	25%
Net revenues	**$ 12,639**	(7)%	8%	**$ 59,339**	33%
Provision for credit losses	344	97%	17%	357	(88)%
Operating expenses	7,270	10%	23%	31,938	10%
Pre-tax earnings	**5,025**	(27)%	(9)%	**27,044**	117%
Net earnings	3,935	(27)%	(13)%	21,635	129%
Net earnings to common	**$ 3,809**	(28)%	(13)%	**$ 21,151**	137%
Diluted EPS	**$ 10.81**	(28)%	(11)%	**$ 59.45**	140%
ROE[1]	**15.6%**	(6.9)pp	(5.5)pp	**23.0%**	11.9pp
ROTE[1]	**16.4%**	(7.4)pp	(6.1)pp	**24.3%**	12.5pp
Efficiency Ratio[3]	**57.5%**	9.1pp	7.2pp	**53.8%**	(11.2)pp

Financial Overview Highlights

- 4Q21 results included EPS of $10.81 and ROE of 15.6%
  - 4Q21 net revenues were higher YoY, reflecting significantly higher net revenues in Investment Banking and higher net revenues in Consumer & Wealth Management, partially offset by lower net revenues in Asset Management and Global Markets
  - 4Q21 provision for credit losses primarily reflected growth in credit card balances
  - 4Q21 operating expenses were significantly higher YoY, primarily reflecting significantly higher compensation and benefits expenses, professional fees and net provisions for litigation and regulatory proceedings
- 2021 results included EPS of $59.45 and ROE of 23.0%
  - 2021 net revenues reflected higher net revenues across all segments, including significant increases in Asset Management, Investment Banking, and Consumer & Wealth Management
  - 2021 provision for credit losses included provisions related to portfolio growth (primarily in credit cards, including provisions related to the pending acquisition of the General Motors co-branded credit card portfolio), largely offset by reserve reductions on wholesale and consumer loans reflecting continued improvement in the broader economic environment
  - 2021 operating expenses were higher YoY, primarily due to significantly higher compensation and benefits expenses, technology expenses and professional fees, partially offset by significantly lower net provisions for litigation and regulatory proceedings

2

Investment Banking

Goldman Sachs

Financial Results

$ in millions	4Q21	vs. 3Q21	vs. 4Q20	2021	vs. 2020
Financial advisory	$ 1,631	(1)%	49%	$ 5,653	84%
Equity underwriting	1,025	(13)%	(8)%	5,011	47%
Debt underwriting	948	31%	80%	3,504	31%
Underwriting	1,973	4%	20%	8,515	40%
Corporate lending	192	26%	N.M.	708	151%
Net revenues	3,796	3%	45%	14,876	58%
Provision for credit losses	(69)	N.M.	N.M.	(298)	N.M.
Operating expenses	1,544	15%	29%	6,705	9%
Pre-tax earnings	$ 2,321	–	65%	$ 8,469	409%
Net earnings	$ 1,833	–	70%	$ 6,775	437%
Net earnings to common	$ 1,815	–	71%	$ 6,705	462%
Average common equity	$ 10,827	5%	(6)%	$ 10,341	(9)%
Return on average common equity	67.1%	(3.2)pp	30.1pp	64.8%	54.3pp

Investment Banking Highlights

- 4Q21 net revenues were a record and significantly higher YoY
  - Financial advisory net revenues reflected a significant increase in completed mergers and acquisitions volumes
  - Underwriting net revenues reflected significantly higher net revenues in Debt underwriting (primarily driven by leveraged finance and asset-backed activity), partially offset by lower net revenues in Equity underwriting compared with a strong prior year period (reflecting lower net revenues from secondary offerings)
  - Corporate lending net revenues primarily reflected higher net revenues from relationship lending activities as the prior year period included larger net losses from the impact of tightening credit spreads on hedges
- 2021 net revenues were a record and significantly higher YoY
  - Financial advisory net revenues were a record, reflecting a significant increase in completed mergers and acquisitions volumes
  - Underwriting net revenues were a record, reflecting significantly higher net revenues in both Equity underwriting (primarily driven by strong industry-wide initial public offerings activity) and Debt underwriting (primarily reflecting elevated industry-wide leveraged finance activity)
  - Corporate lending net revenues primarily reflected net gains from lending activities compared with net losses in 2020, and significantly higher net interest income
- Overall backlog[3] remained at an elevated level and significantly higher vs. 2020, despite decreasing slightly vs. 3Q21

3

Global Markets

Financial Results

$ in millions	4Q21	vs. 3Q21	vs. 4Q20	2021	vs. 2020
FICC	$ 1,863	(26)%	(1)%	$ 10,584	(9)%
Equities	2,122	(32)%	(11)%	11,493	20%
Net revenues	3,985	(29)%	(7)%	22,077	4%
Provision for credit losses	75	N.M.	97%	45	(84)%
Operating expenses	2,617	(6)%	17%	12,969	1%
Pre-tax earnings	$ 1,293	(54)%	(35)%	$ 9,063	12%
Net earnings	$ 1,004	(55)%	(43)%	$ 7,250	18%
Net earnings to common	$ 932	(57)%	(45)%	$ 6,973	21%
Average common equity	$ 49,840	6%	21%	$ 45,497	12%
Return on average common equity	7.5%	(11.2)pp	(8.8)pp	15.3%	1.2pp

Global Markets Highlights

- 4Q21 net revenues were lower YoY
  - FICC net revenues were essentially unchanged, reflecting lower intermediation net revenues, offset by significantly higher financing net revenues
  - Equities net revenues were lower, reflecting significantly lower intermediation net revenues, partially offset by significantly higher financing net revenues
  - 4Q21 operating environment was characterized by challenging market-making conditions compared with 3Q21, although activity levels remained solid, equity prices were generally higher and volatility increased
- 2021 net revenues were slightly higher YoY
  - FICC net revenues were lower, reflecting lower intermediation net revenues, partially offset by significantly higher financing net revenues
  - Equities net revenues were significantly higher, reflecting significantly higher financing net revenues and higher intermediation net revenues
  - 2021 operating environment was characterized by strong client activity levels, although FICC activity levels declined from a very strong 2020 which reflected heightened volatility and significant market dislocations. In addition, global equity prices were generally higher and volatility moderated

4

Global Markets – FICC & Equities

FICC Net Revenues

$ in millions	4Q21	vs. 3Q21	vs. 4Q20	2021	vs. 2020
FICC intermediation	$ 1,304	(35)%	(13)%	$ 8,647	(13)%
FICC financing	559	9%	47%	1,937	22%
FICC	$ 1,863	(26)%	(1)%	$ 10,584	(9)%

Equities Net Revenues

$ in millions	4Q21	vs. 3Q21	vs. 4Q20	2021	vs. 2020
Equities intermediation	$ 1,303	(32)%	(27)%	$ 7,574	8%
Equities financing	819	(31)%	39%	3,919	52%
Equities	$ 2,122	(32)%	(11)%	$ 11,493	20%

FICC Highlights

- 4Q21 net revenues were essentially unchanged YoY
  - FICC intermediation net revenues reflected significantly lower net revenues in interest rate products and credit products and lower net revenues in commodities and mortgages, partially offset by significantly higher net revenues in currencies
  - FICC financing net revenues primarily reflected higher net revenues from mortgage lending
- 2021 net revenues were lower YoY
  - FICC intermediation net revenues reflected significantly lower net revenues in interest rate products and credit products and slightly lower net revenues in currencies, partially offset by significantly higher net revenues in mortgages and higher net revenues in commodities
  - FICC financing net revenues were a record, reflecting significantly higher net revenues from mortgage lending, partially offset by significantly lower net revenues from repurchase agreements

Equities Highlights

- 4Q21 net revenues were lower YoY
  - Equities intermediation net revenues reflected significantly lower net revenues in both derivatives and cash products
  - Equities financing net revenues primarily reflected increased activity (including higher average client balances)
- 2021 net revenues were significantly higher YoY
  - Equities intermediation net revenues reflected higher net revenues in both derivatives and cash products
  - Equities financing net revenues primarily reflected increased activity (including higher average client balances)
  - Record average Prime balances

5

Asset Management

Goldman Sachs

Financial Results

$ in millions	4Q21	vs. 3Q21	vs. 4Q20	2021	vs. 2020
Management and other fees	$ 739	2%	1%	$ 2,883	4%
Incentive fees	218	118%	207%	438	53%
Equity investments	1,417	52%	(20)%	9,189	124%
Lending and debt investments	517	(1)%	(19)%	2,406	194%
Net revenues	2,891	27%	(10)%	14,916	87%
Provision for credit losses	20	100%	(9)%	18	(96)%
Operating expenses	1,314	60%	5%	5,970	16%
Pre-tax earnings	$ 1,557	8%	(20)%	$ 8,928	272%
Net earnings	$ 1,218	9%	(18)%	$ 7,143	293%
Net earnings to common	$ 1,193	9%	(19)%	$ 7,046	305%
Average common equity	$ 25,092	(3)%	20%	$ 25,195	23%
Return on average common equity	19.0%	2.0pp	(9.0)pp	28.0%	19.5pp

Asset Management Highlights

- 4Q21 net revenues were lower YoY
  - Management and other fees reflected higher average AUS, largely offset by higher fee waivers on money market funds
  - Incentive fees were primarily driven by harvesting
  - Equity investments net revenues reflected significant net losses from investments in public equities compared with significant net gains in 4Q20, partially offset by significantly higher net gains from investments in private equities
    - Private: 4Q21 ~$1,915 million, compared to 4Q20 ~$1,025 million
    - Public: 4Q21 ~$(500) million, compared to 4Q20 ~$745 million
  - Lending and debt investments net revenues reflected lower net gains from investments in debt instruments
- 2021 net revenues were a record and significantly higher YoY
  - Management and other fees were a record, reflecting higher average AUS, partially offset by higher fee waivers on money market funds
  - Incentive fees were primarily driven by harvesting
  - Equity investments net revenues were a record, driven by significantly higher net gains from investments in private equities, driven by company-specific events and improved corporate performance vs. 2020, partially offset by net losses from investments in public equities compared with significant net gains in 2020
    - Private: 2021 ~$9,265 million, compared to 2020 ~$2,415 million
    - Public: 2021 ~$(75) million, compared to 2020 ~$1,680 million
  - Lending and debt investments net revenues reflected net gains from investments in debt instruments compared with net losses in 2020, and significantly higher net interest income

6

Asset Management – Asset Mix 4 4 Lending and Debt Investments of $27 billion Equity Investments of $19 billion ~$15 billion Private, ~$4 billion Public 4% 6% 17% By Vintage By Region 7% 29% 48% 57% 10% 2018-thereafter Americas By Industry Loan Portfolio $14 billion 31% 20% Loans 2015-2017 Asia 11% 21% 23% $13 billion 2014 or earlier EMEA 83% 22% Debt investments 11% Real Estate: Mixed Use 6%, Office 5%, Multifamily 5%, Other 6% 5 4 Consolidated Investment Entities of $14 billion 5 Funded with liabilities of ~$7 billion 3% 4% 4% 5% By Vintage By Region By Accounting By Region 7% 6% 24% Classification 33% 69% 63% 12% 44% 11% 10% 2018-thereafter Americas Loans at FV/Held for sale Americas By Industry 29% 12% By Asset Class 40% 22% 2015-2017 Asia Loans at amortized cost Asia 12% 12% 2% 48% 34% 25% 2014 or earlier EMEA Debt investments at FV EMEA 23% 16% 14% 16% 7

Asset Management – Harvesting Progress of Balance Sheet Equity Portfolio Since Investor Day 2020 Significant progress in asset sales over the past two years, offset by mark-ups Rollforward ($ in billions) ~$(18) ~$6 ~$9 $22 $19 Net Dispositions: ~$(12) 6 YE19 Equity Investments Mark-Ups Additions Dispositions YE21 Equity Investments 8

Consumer & Wealth Management

Goldman Sachs

Financial Results

$ in millions	4Q21	vs. 3Q21	vs. 4Q20	2021	vs. 2020
Management and other fees	$ 1,282	5%	24%	$ 4,691	21%
Incentive fees	16	(87)%	(43)%	178	56%
Private banking and lending	293	–	21%	1,109	42%
Wealth management	1,591	(3)%	22%	5,978	25%
Consumer banking	376	(2)%	8%	1,492	23%
Net revenues	1,967	(3)%	19%	7,470	25%
Provision for credit losses	318	115%	44%	592	(22)%
Operating expenses	1,795	10%	47%	6,294	28%
Pre-tax earnings	$ (146)	N.M.	N.M.	$ 584	73%
Net earnings	$ (120)	N.M.	N.M.	$ 467	82%
Net earnings to common	$ (131)	N.M.	N.M.	$ 427	98%
Average common equity	$ 11,678	9%	31%	$ 10,796	35%
Return on average common equity	(4.5)%	(11.2)pp	(11.4)pp	4.0%	1.3pp

Consumer & Wealth Management Highlights

- 4Q21 net revenues were higher YoY
  - Wealth management net revenues primarily reflected the impact of higher average AUS and higher loan balances
  - Consumer banking net revenues reflected higher credit card balances
- 4Q21 provision for credit losses reflected growth in credit card balances
- 2021 net revenues were a record and significantly higher YoY
  - Wealth management net revenues were a record, primarily reflecting the impact of higher average AUS, higher loan balances and higher Incentive fees (primarily due to harvesting)
  - Consumer banking net revenues were a record, reflecting higher credit card and deposit balances
- 2021 provision for credit losses reflected growth in credit card balances, including provisions related to the pending acquisition of the General Motors co-branded credit card portfolio

9

Asset Management and Consumer & Wealth Management Details 3,4 3,4 Firmwide Assets Under Supervision Highlights n Firmwide AUS increased $325 billion during the year to a record $2.47 trillion, as Asset $ in billions 4Q21 3Q21 4Q20 Management AUS increased $189 billion and Consumer & Wealth Management AUS increased $136 billion Asset Management $ 1,719 $ 1,678 $ 1,530 — Record long-term net inflows of $130 billion, reflecting increases across asset classes Consumer & Wealth Management 751 694 615 — Liquidity products net inflows of $98 billion Firmwide AUS $ 2,470 $ 2,372 $ 2,145 — Net market appreciation of $97 billion, driven by equity assets n Firmwide Management and other fees increased 13% YoY to a record $7.57 billion in 2021 Firmwide Management and Other Fees/Incentive Fees 3,4 4Q21 AUS Mix vs. vs. vs. $ in millions 4Q21 3Q21 4Q20 2021 2020 9% Asset Management $ 739 2% 1% $ 2,883 4% 31% Consumer & Wealth Management 1,282 5% 24% 4,691 21% Asset 38% Distribution 25% 36% Class Channel Total Management and other fees $ 2,021 4% 14% $ 7,574 13% 33% 28% Asset Management $ 218 118% 207% $ 438 53% Consumer & Wealth Management 16 (87)% (43)% 178 56% 8% Total Incentive fees $ 234 6% 136% $ 616 54% 13% 14% Region Vehicle 54% 33% 78% 10

Net Interest Income and Loans

Net Interest Income by Segment ($ in millions)


$4,751
$2,016
$241
$2,229
$265
2020
$6,470
$2,701
$550
$2,768
$451
2021
$1,410
$618
$94
$629
$69
4Q20
$1,564
$690
$105
$668
$101
3Q21
$1,795
$728
$144
$797
$126
4Q21
Investment Banking
Global Markets
Asset Management
Consumer & Wealth Management

Loans[4]

$ in billions	4Q21	3Q21	4Q20
Corporate	$ 56	$ 54	$ 49
Wealth management	44	42	33
Commercial real estate	26	22	20
Residential real estate	16	13	6
Installment	4	3	4
Credit cards	8	6	4
Other	8	6	4
Allowance for loan losses	(4)	(3)	(4)
Total Loans	$ 158	$ 143	$ 116

Metrics

2.5%
ALLL to Total Gross Loans, at Amortized Cost

1.6%
ALLL to Gross Wholesale Loans, at Amortized Cost

12.1%
ALLL to Gross Consumer Loans, at Amortized Cost

Net Interest Income Highlights

- 2021 net interest income increased 36% YoY
- 4Q21 net interest income increased 27% YoY
- Both YoY increases in net interest income reflected lower funding expenses and an increase in interest-earning assets, partially offset by lower yields on interest-earning assets

Lending Highlights

- Total loans increased $42 billion, up 36% during 2021, reflecting increases across the portfolio
- Total allowance was $4.35 billion (including $3.57 billion for funded loans), down slightly YoY
  - $2.72 billion for wholesale loans, $1.63 billion for consumer loans
- Provision for credit losses of $357 million in 2021, down from $3.10 billion in 2020
- 2021 net charge-offs of $333 million for a net charge-off rate of 0.3%, down 60bps YoY
  - Wholesale net charge-off rate of 0.1%, down 50bps YoY
  - Consumer net charge-off rate of 2.3%, down 190bps YoY

11

Expenses

Goldman Sachs

Financial Results

$ in millions	4Q21	vs. 3Q21	vs. 4Q20	2021	vs. 2020
Compensation and benefits	$ 3,246	2%	31%	$ 17,719	33%
Transaction based	1,190	4%	10%	4,710	14%
Market development	193	17%	117%	553	38%
Communications and technology	430	8%	26%	1,573	17%
Depreciation and amortization	488	(4)%	(2)%	2,015	6%
Occupancy	254	6%	–	981	2%
Professional fees	511	18%	46%	1,648	26%
Other expenses	958	77%	18%	2,739	(51)%
Total operating expenses	$ 7,270	10%	23%	$ 31,938	10%
Provision for taxes	$ 1,090	(26)%	5%	$ 5,409	79%
Effective Tax Rate				*20.0%*	*(4.2)pp*

Expense Highlights

- 2021 total operating expenses increased YoY
  - Compensation and benefits expenses up 33%, reflecting strong performance
  - Non-compensation expenses down 9%, reflecting:
    - Significantly lower net provisions for litigation and regulatory proceedings
    - Lower expenses related to consolidated investments (including impairments)
    - Significantly higher technology expenses and professional fees
    - Higher transaction based expenses (reflecting an increase in activity levels)
- 2021 efficiency ratio of 53.8% compared with 65.0% in 2020
- 2021 effective income tax rate was 20.0%, down from 24.2% for 2020, primarily due to a decrease in provisions for non-deductible litigation, partially offset by a decrease in the impact of tax benefits in 2021 compared to 2020

Efficiency Ratio[3]



65.0%
+7.6pp
53.8%
+0.9pp
2020
2021
Excluding Litigation
Impact of Litigation

12

Capital and Balance Sheet

Goldman Sachs

Capital[3,4]

$ in billions	4Q21	3Q21	4Q20
Common Equity Tier 1 (CET1) capital	$ 96.3	$ 93.3	$ 81.6
Standardized RWAs[7,8]	$ 677	$ 664	$ 554
Standardized CET1 capital ratio[8]	14.2%	14.1%	14.7%
Advanced RWAs	$ 648	$ 672	$ 610
Advanced CET1 capital ratio	14.9%	13.9%	13.4%
Supplementary leverage ratio (SLR)	5.6%	5.6%	7.0%

Selected Balance Sheet Data[4]

$ in billions	4Q21	3Q21	4Q20
Total assets	$ 1,463	$ 1,443	$ 1,163
Deposits	$ 364	$ 333	$ 260
Unsecured long-term borrowings	$ 254	$ 243	$ 213
Shareholders' equity	$ 110	$ 106	$ 96
Average GCLA[3]	$ 353	$ 356	$ 298

Capital and Balance Sheet Highlights

- Standardized CET1 capital ratio decreased YoY[7,8]
  - Increase in market and credit RWAs, reflecting increased exposures, partially offset by an increase in CET1 capital, reflecting net earnings in excess of share repurchases and dividends
- Advanced CET1 capital ratio increased YoY
  - Increase in CET1 capital, reflecting net earnings in excess of share repurchases and dividends, partially offset by an increase in market and credit RWAs, reflecting increased exposures
- Returned $7.49 billion of capital to common shareholders during the year
  - Repurchased 15.3 million common shares for a total cost of $5.20 billion[3]
  - Paid $2.29 billion of common stock dividends
- The firm's balance sheet increased $300 billion YoY, reflecting client demand
  - Deposits increased $104 billion YoY, reflecting an increase across channels
- BVPS increased 20.4% YoY, driven by net earnings

Book Value

In millions, except per share amounts	4Q21	3Q21	4Q20
Basic shares[3]	348.9	347.5	358.8
Book value per common share	$ 284.39	$ 277.25	$ 236.15
Tangible book value per common share[1]	$ 270.91	$ 263.37	$ 222.32

13

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2020. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) estimated GDP growth and interest rate and inflation trends, (ii) the impact of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity, (iii) the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of medium- and long-term targets and goals, (iv) the future state of the firm’s liquidity and regulatory capital ratios, (v) the firm’s prospective capital distributions (including dividends and repurchases), (vi) the firm’s future effective income tax rate, (vii) the firm’s investment banking transaction backlog and future results, (viii) the firm’s planned 2022 debt benchmark issuances, and (ix) the firm’s announced acquisitions of the General Motors co-branded credit card portfolio, NN Investment Partners and GreenSky, Inc. (GreenSky) are forward-looking statements. Statements regarding estimated GDP growth and interest rate and inflation trends are subject to the risk that actual GDP growth and interest rate and inflation trends may differ, possibly materially, due to, among other things, changes in general economic conditions and monetary and fiscal policy. Statements about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Statements about the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of medium and long-term targets and goals are based on the firm’s current expectations regarding the firm’s ability to implement these initiatives and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios, as well as its prospective capital distributions, are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from the U.S. IRS. Statements about the firm’s investment banking transaction backlog and future results are subject to the risk that transactions may be modified or may not be completed at all and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned 2022 debt benchmark issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements regarding the firm’s announced acquisitions of the General Motors co-branded credit card portfolio, NN Investments Partners and GreenSky are subject to the risk that the transactions may not close on the timeline contemplated or at all, including due to a failure to obtain requisite regulatory approval, as well as the risk that the firm may be unable to realize the expected benefits of the acquisitions and the risk that integrating the General Motors co-branded credit card portfolio, NN Investment Partners and GreenSky into the firm’s business may be more difficult, time-consuming or expensive than expected. 14

Footnotes

1. Return on average common shareholders' equity (ROE) is calculated by dividing net earnings (or annualized net earnings for annualized ROE) applicable to common shareholders by average monthly common shareholders' equity. Return on average tangible common shareholders' equity (ROTE) is calculated by dividing net earnings (or annualized net earnings for annualized ROTE) applicable to common shareholders by average monthly tangible common shareholders' equity. Tangible common shareholders' equity is calculated as total shareholders' equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders' equity by basic shares. Management believes that tangible common shareholders' equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders' equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

   The table below presents a reconciliation of average and ending common shareholders' equity to average and ending tangible common shareholders' equity:

	AVERAGE FOR THE		AS OF		
Unaudited, $ in millions	THREE MONTHS ENDED DECEMBER 31, 2021	YEAR ENDED DECEMBER 31, 2021	DECEMBER 31, 2021	SEPTEMBER 30, 2021	DECEMBER 31, 2020
Total shareholders' equity	$ 107,953	$ 101,705	$ 109,926	$ 106,297	$ 95,932
Preferred stock	(10,516)	(9,876)	(10,703)	(9,953)	(11,203)
Common shareholders' equity	97,437	91,829	99,223	96,344	84,729
Goodwill	(4,316)	(4,327)	(4,285)	(4,326)	(4,332)
Identifiable intangible assets	(470)	(536)	(418)	(497)	(630)
Tangible common shareholders' equity	$ 92,651	$ 86,966	$ 94,520	$ 91,521	$ 79,767

2. Dealogic – January 1, 2021 through December 31, 2021.

3. For information about the following items, see the referenced sections in Part I, Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the firm's Quarterly Report on Form 10-Q for the period ended September 30, 2021: (i) investment banking transaction backlog – see "Results of Operations – Investment Banking" (ii) assets under supervision – see "Results of Operations – Assets Under Supervision" (iii) efficiency ratio – see "Results of Operations – Operating Expenses" (iv) basic shares – see "Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics" (v) share repurchase program – see "Capital Management and Regulatory Capital – Capital Management" and (vi) global core liquid assets – see "Risk Management – Liquidity Risk Management."

   For information about risk-based capital ratios and the supplementary leverage ratio, see Note 20 "Regulation and Capital Adequacy" in Part I, Item 1 "Financial Statements (Unaudited)" in the firm's Quarterly Report on Form 10-Q for the period ended September 30, 2021.

4. Represents a preliminary estimate for the fourth quarter of 2021 and may be revised in the firm's Annual Report on Form 10-K for the year ended December 31, 2021.

5. Includes consolidated investment entities, substantially all of which are engaged in real estate investment activities. These assets are generally accounted for at historical cost less depreciation. Substantially all liabilities are nonrecourse, thereby reducing the firm's equity at risk. Amounts by vintage, region and asset class are net of financings.

6. Excludes operating net revenues and net gains on sales of consolidated investment entities, as well as revenues reported under Equity investments for certain positions that are classified as debt (under GAAP) on the firm's balance sheet.

7. During the fourth quarter of 2021, the firm early adopted the Standardized approach for counterparty credit risk (SA-CCR). As of December 31, 2021, the impact of this was an increase of approximately $15 billion to risk-weighted assets.

8. In the third quarter of 2021, based on regulatory feedback, the firm revised certain interpretations of the Capital Rules underlying the calculation of Standardized RWAs. As of December 31, 2020, this change would have increased RWAs by approximately $23 billion to $577 billion, which would have reduced the firm's Standardized CET1 capital ratio of 14.7% by 0.6 percentage points.

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